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                                                                    Exhibit 23.2


     INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Mail-Well, Inc. on Form S-3 of our reports dated February 10, 1997, appearing in the Annual Report on Form 10-K of Mail-Well, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


     DELOITTE & TOUCHE LLP

     /s/ Deloitte & Touche, LLP

     Denver, Colorado
     September 10, 1997